EXHIBIT 10.1


                       TRANSITION AND SEVERANCE AGREEMENT

      THIS TRANSITION AND SEVERANCE AGREEMENT (the "Agreement") is made and entered into on this 18th day of August, 2006 (the "Execution Date"), by and between METROPOLITAN HEALTH NETWORKS, INC., a Florida corporation (the "Company"), and DAVID S. GARTNER ("Executive").

                                    RECITALS

      WHEREAS, Executive is presently employed as the Chief Financial Officer ("CFO") of the Company;

      WHEREAS, the Company and Executive mutually agree to terminate their employment relationship and provide for an orderly CFO succession on mutually beneficial terms;

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

      1. DEFINITION OF TERMS. The following terms referred to in this Agreement shall have the following meanings:

            (a) "Base Salary" shall mean $203,300 per annum.

            (b) "Cause" shall mean shall mean (i) an action or omission of Executive which constitutes a material breach of, or failure or refusal (other than by reason of his disability) to perform his duties under, this Agreement which is not cured within fifteen (15) days after receipt by Executive of written notice of same, (ii) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services hereunder, (iii) conviction of a felony or any other crime which involves dishonesty or a breach of trust, or
(iv) gross negligence in connection with the performance of Executive's duties hereunder, which is not cured within fifteen (15) days after written receipt by Executive of written notice of same.

            (c) "Early Separation Date" shall mean, to the extent applicable, the earlier of (i) the date Executive provides notice of resignation or (ii) the date Executive is terminated with or without Cause, which Early Separation Date shall, in all events, precede the Separation Date.

            (d) "Effective Date" shall mean the eighth (8th) day after the Execution Date.

            (e) "Fifteen Month Compensation Continuation Period" shall mean the fifteen (15) month period immediately following the Separation Date.

            (f) "Prior Employment Agreement" shall mean that certain Amended and Restated Employment Agreement between Executive and the Company, dated January 3, 2005.

            (g) "Separation Date" shall mean October 16, 2006 (the date that is ninety (90) days following the Company's and Executive's commencement of transition and severance discussions) or such later date that is mutually agreed to by the parties.

            (h) "Transition Period" shall mean the period of time between the Effective Date and the Separation Date or the Early Separation Date, as applicable.

            (i) "Twelve Month Compensation Continuation Period" shall mean the twelve (12) month period immediately following the Early Separation Date.

      2. TRANSITION PERIOD AND TERMINATION OF EMPLOYMENT. Executive and the Company acknowledge and agree as follows:

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            (a)  Transition  Period.  The parties  intend that  Executive  shall
continue  his  employment  until  the  Separation  Date.   Notwithstanding   the
foregoing, Executive may resign and the Company may terminate Executive's employment with or without Cause prior to the Separation Date. While Executive is employed by Company during the Transition Period, Executive's Base Salary will continue unchanged from what it was immediately before the Effective Date and Executive shall be entitled to continue to receive the benefits set forth in Sections 3.3, 4.2 and 4.3 of the Prior Employment Agreement to the same extent he was entitled to receive such benefits immediately prior to the Effective Date. The parties acknowledge and agree that Executive's employment during the Transition Period shall be at-will, as defined under Florida law.

            (b)  Duties.   During  the  Transition   Period,   Executive   shall
professionally and diligently:

                  (i) continue to serve as the CFO and report to the Company's Chief Executive Officer (the "CEO") and the Board of Directors of the Company;

                  (ii) continue to perform the duties, roles and functions previously assigned to him as the CFO;

                  (iii) prepare and deliver to the CEO a report that identifies the duties, roles and functions that have previously been assigned to the CFO, including an identification of all concerned functions and primary contacts;

                  (iv) at the request of the CEO from time to time transition and hand over his responsibilities to such other person(s) that the Company designates;

                  (v) finalize all documentation and reporting related to his responsibilities as reasonably necessary;

                  (vi) generally transfer knowledge regarding the Company's operations as reasonably requested;

                  (vii) introduce any designated individual to all concerned functions and primary contacts; and

                  (viii) perform such other tasks and duties that the CEO and/or the Board of Directors may reasonably assign to Executive.

      The parties may, upon mutual agreement, delay the Separation Date and thereby extend the Transition Period.

      During the Transition Period, Executive shall devote such amount of his time and attention to the business and affairs of the Company as is reasonably necessary to fulfill the duties set forth in this Section 2(b), render such services to the best of his ability and use his best efforts to promote the interests of the Company. During the Transition Period, Executive may reasonably investigate alternative employment opportunities commencing after the Transition Period provided he notifies the Company's CEO of any necessary absences to do so. During the Transition Period, Executive may perform the duties set forth in this Section 2(b) at the Company's headquarters in West Palm Beach, Florida or at such other locations selected by Executive that reasonably enable Executive to fulfill the duties set forth in this Section 2(b).

            (c) Termination of Employment. Unless Executive resigns or is terminated earlier with or without Cause, Executive's employment with the Company shall terminate as of the close of business on the Separation Date (as such Separation Date may be delayed in accordance with Section 2(b) above). As of the earlier of the Early Separation Date or the Separation Date, it is mutually agreed by the parties that Executive will no longer be an employee of the Company and will no longer hold any positions or offices with the Company. Upon the termination of Executive's employment for any reason, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement. Without regard to the reason for, or the timing of, Executive's termination of employment and subject to the provisions of Section 3 below:



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                  (i) the Company shall pay Executive any earned but unpaid Base
Salary due for periods up through the Separation Date;

                  (ii) the Company shall pay Executive any earned by unused vacation and/or sick days for periods up through the Separation Date ;

                  (iii) following submission within thirty (30) days after the Separation Date of a proper expense report by Executive, the Company shall reimburse Executive for all business expenses reasonably incurred by Executive in connection with the business of the Company prior to the Separation Date.

            (d) Stock Options. Executive and the Company both hereby acknowledge and agree that, as of the date hereof, the Company has granted him the following options to purchase shares of the Company's common stock:

GRANT DATE         OPTIONS GRANTED    PRICE PER SHARE   SHARES VESTED AS OF THE
----------         ---------------    ---------------   -----------------------
                                                               DATE HEREOF
September 22, 2003     180,000             $0.35                 180,000
November 5, 2004       150,000             $1.83                 37,500

      Executive further acknowledges and agrees that all outstanding stock options held by Executive shall remain subject to the terms and conditions of the applicable Company stock option plan and agreement evidencing the option.

            (e) Parking Space. During the Transition Period, Executive shall be entitled to retain his assigned parking space at the Company's headquarters in West Palm Beach, Florida.

      3. CONSEQUENCES OF TERMINATION OF EMPLOYMENT.

            (a) Benefits Payable if Executive (i) Discharges His Duties Through the Separation Date or (ii) Is Terminated Other Than For Cause Prior to the Separation Date. In exchange for Executive signing and not revoking this Agreement pursuant to Section 25 hereof, and his promise to sign, deliver and not revoke the Release of Claims in the form attached hereto as Exhibit A (the "Release") on the Separation Date, the Company agrees to provide the following severance payments and benefits to Executive if either (i) Executive discharges the duties set forth in Section 2(b) above until the Separation Date or (ii) Executive's employment is terminated without Cause prior to the Separation Date:

                  (i)  The  Company   shall   accelerate   the  vesting  on  all
outstanding and unvested stock options held by Executive as of the Separation Date.

                  (ii) During the Fifteen Month Compensation Continuation Period, Executive shall be entitled to receive payments equal to his Base Salary (the "Continuation Payments"). The Continuation Payments shall be paid monthly in accordance with the Company's normal payroll practices.

                  (iii) During the Fifteen Month Compensation Continuation Period, Executive shall be entitled to receive the benefits set forth in Sections 4.2 of the Prior Employment Agreement to the same extent he was entitled to receive such benefits immediately prior to the Effective Date.

                  (iv) Executive will be reimbursed for Executive's actual and reasonable attorney's fees incurred in connection with the negotiation of this Agreement as documented to the Company by detailed invoices provided to Executive by his attorney and forwarded to the Company's General Counsel (the "Legal Fees"). The Company will pay the Legal Fees within five business days of receiving a detailed invoice.

                  (v) The Company shall transfer to Executive the right, title, and interest in the laptop computer that was issued to him by the Company. This item shall be transferred to Executive as-is. However, Executive agrees that immediately after the Executive's termination of employment for any reason, the Executive shall remove any and all Company documents and other property.



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                  (vi) Executive  shall be permitted to use the Company's  email system for a period of one (1) year following the Separation Date, provided he complies with any and all Company policies related thereto. The Company reserves the right to terminate Executive's email use if such use violates Company policy in its sole discretion. Executive and Company agree to develop a legend that will appear on the bottom of all emails sent by the Executive, which legend will fairly reflect the Executive's then current relationship to the Company, if any.

            (b) Benefits Payable If Executive (i) Is Terminated for Cause Prior to the Separation Date or (ii) Resigns Prior to the Separation Date. If, prior to the Separation Date, either (a) the Company terminates Executive's employment for Cause or (b) Executive resigns his employment, then Executive will be eligible to receive the payments and benefits set forth in Section 2(a) and (c) earned up through the date his employment is terminated for Cause or he resigns, and the Company agrees to provide the following severance payments and benefits to Executive:

                  (i) During the Twelve Month Compensation Continuation Period, Executive shall be entitled to the Continuation Payments. The Continuation Payments shall be paid monthly in accordance with the Company's normal payroll practices.

                  (ii) During the Twelve Month Compensation Continuation Period, Executive shall be entitled to receive the benefits set forth in Sections 4.2 of the Prior Employment Agreement to the same extent he was entitled to receive such benefits immediately prior to the Effective Date.

                  (iii) Executive will be reimbursed for Executive's Legal Fees as detailed in Section 3(a)(iv). The Company will pay the Legal Fees within five business days of receiving detailed invoices.

                  (iv) The Company shall transfer to Executive the right, title, and interest in the laptop computer that was issued to him by the Company. This item shall be transferred to Executive as-is. However, Executive agrees that immediately after the Executive's termination of employment for any reason, the Executive shall remove any and all Company documents and other property.

                  (v) Executive shall be permitted to use the Company's email system for a period of one (1) year following the Early Separation Date, provided he complies with any and all Company policies related thereto. The Company reserves the right to terminate Executive's email use if such use violates Company policy in its sole discretion. Executive and Company agree to develop a legend that will appear on the bottom of all emails sent by the Executive, which legend will fairly reflect the Executive's then current relationship to the Company, if any.

            (c) Benefits Payable if Executive Dies or Becomes Disabled Prior to the Separation Date. In the event of the death or disability of the Executive prior to the Separation Date, the Company shall pay to the deceased Executive or his estate (i) any unpaid Base Salary, vacation and sick time accrued through the date of Executive's death or disability and (ii) the severance payments and benefits set forth in Sections 3(a)(i), 3(a)(ii) and 3(a)(iii) above, upon Executive signing, delivering and not revoking (or his executor signing, delivering and not revoking in the event Executive dies) the Release as required in Section 3(a).

      4. PRESERVATION OF INDEMNITY AND DIRECTORS AND OFFICERS INSURANCE RIGHTS. Nothing in this Agreement is intended to, or does, waive Executive's rights to indemnity and defense from the Company arising out of his duties as an employee and officer of the Company to the extent that he is entitled to indemnity and defense pursuant to Florida law, the Company's Articles of Incorporation and the Company's Bylaws. This Agreement shall not divest Executive of any liability insurance rights, if any, he may have by virtue of his employment with the Company.

      5. RELEASES.


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            (a)  Executive's  Release of the  Company.  Executive  releases  and discharges the Company, the Company's present and former officers, directors, employees, representatives, attorneys, agents, insurers, parent companies, subsidiaries, predecessors, affiliates, and successors from any and all claims, liabilities or obligations of every kind and nature, whether now known or unknown, suspected or unsuspected, which Executive ever had or now has, including but not limited to all claims arising out of or in connection with (i) his employment by the Company or termination of employment with the Company, including but not limited to any contention that Executive was discriminated or retaliated against, harassed, wrongfully terminated, constructively terminated or injured by the Company in any way or that the Company breached any agreement with Executive or other obligation to Executive, (ii) any illness, injury, impairment, or other physical, mental, psychological or other medical condition, any claim for benefits, including without limitation long term disability benefits, short term disability benefits, other disability benefits, and (iii) any other employment-related benefits, including but not limited to all claims for stock options or the value of any stock options. This release includes all federal and state common law claims (including those for contract and tort), and claims under any federal or state statute or ordinance, including, without limitation, the Employee Retirement Security Income Act of 1974, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964 (as amended), the Age Discrimination in Employment Act, 42 U.S.C. ss.1981, 42 U.S.C. ss. 1983,
the  Family  Medical  Leave  Act,  the  United  States   Constitution   and  the
Sarbanes-Oxley Act, 18 U.S.C. ss. 1514.

      Executive represents that he is unaware of any act taken by himself in his capacity as an employee or officer of the Company, Inc. or by any other the Company employee as of the date hereof which gives rise to a violation of federal or state law or regulation and which facts have not been previously reported by Executive to the Company management.

            (b) Company's Release of Executive. The Company releases and discharges Executive from any and all claims, liabilities or obligations of every kind and nature, whether now known or unknown, suspected or unsuspected, which the Company ever had or now has, including but not limited to all claims arising out of or in connection with his employment by the Company. This release includes all federal and state common law claims (including those for contract and tort), and claims under any federal or state statute or ordinance. Notwithstanding the above, nothing in this Agreement shall act as a release or waiver of any claim by the Company against Executive for the theft, misuse, or improper disclosure of the Company's confidential, proprietary or trade secret information.

            (c) No Assignment of Claims. Except as authorized by this Agreement, Executive acknowledges and agrees that he has not assigned, transferred or conveyed to any person or entity any claim, demand, liability, obligation or cause of action released by this Agreement. Executive agrees to indemnify, defend and hold harmless the Company and/or any present or former officers, directors, employees, representatives, attorneys, agents, insurers, parent companies, predecessors, affiliates, subsidiaries or successors of the Company from any claims which may be asserted against them based on, or arising out of, any such assignment, transfer, or conveyance.

      6. MITIGATION. The earnings, payments, equity and benefits contemplated by this Agreement, shall not be reduced by any earnings, payments, equity and benefits that Executive may receive from any other source.

      7. NON-DISPARAGEMENT AND PUBLIC ANNOUNCEMENTS REGARDING SEPARATION. The officers and directors of the Company agree not to make any defamatory remarks about Executive to third parties. Executive agrees not to make any defamatory remarks about the Company (including its employees, officers, directors, agents, products, services, or business practices). The parties understand that by agreeing to the provisions of this Section, they are waiving rights guaranteed by the First Amendment of the United States Constitution and State law counterparts. Subject to the Company's disclosure obligations under the federal securities laws, the parties shall mutually agree to the content of any public announcements made by the Company or Gartner regarding the termination of Executive's employment with the Company and the terms of this Agreement.

      8. EMPLOYMENT INFORMATION. Should Executive desire to have the Company provide any person or entity with any information concerning Executive's employment, Executive shall direct such person or entity to contact the Company's Chief Executive Officer. The Company shall respond to any such inquiry by confirming: (i) the dates of Executive's employment with the Company, (ii) the titles of Executive's job positions with the Company, (iii) Executive's Base Salary and (iv) that it is the Company's policy to provide only this information.

      9. SUCCESSORS AND ASSIGNS. Any successor or assign (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets or to the rights and/or obligations of this Agreement, shall be obligated to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession or reassignment. Without the written consent of the Company, Executive shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, spouse, successors, heirs, distributees, devisees and legatees.



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      10. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent (i) if to the Company, addressed to Metropolitan Health Networks, Inc., 250 South Australian Avenue, Suite 400, West Palm Beach, Florida 33401, Attn:
Roberto L. Palenzuela, General Counsel, and (ii) if to the Executive, to his address as reflected on the payroll records of the Company, or to such other address as either party hereto may from time to time give notice of to the other.

      11. INTEGRATION. This Agreement represents the entire agreement and understanding between the parties as to the subject matter hereof and except as explicitly referenced herein, supersedes all prior agreements whether written or oral, between Executive and the Company. By way of clarification, unless revoked in accordance with Section 25 hereof, this Agreement hereby terminates the Prior Employment Agreement.

      12. MODIFICATION; WAIVER. No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and the Company's Chief Executive Officer. No waiver by either Party of any breach of, or of compliance with, any condition or provision of this Agreement by the other Party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time. Failure or delay on the part of either Party hereto to enforce any right, power, or privilege hereunder will not be deemed to constitute a waiver thereof.

      13. CONFIDENTIAL INFORMATION. The Executive shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to Executive or known by Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by Executive) prior to or after the date hereof, and not generally known, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict Executive from disclosing Confidential Information to the extent required by law.

      14. CONFLICTING OBLIGATIONS. The parties certify that each has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude others from complying with the provisions hereof, and further certifies that neither will enter into any such conflicting agreement.

      15. SEVERABILITY. The parties hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

      16. NO REPRESENTATIONS. Each party represents that it has had the opportunity to consult with an attorney and financial advisor, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by any other party hereto which are not specifically set forth in this Agreement.



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      17. NON-SOLICITATION AND NON-COMPETITION.

            (a) During Executive's employment with the Company and continuing through and until the date that is two (2) years from the Separation Date, Executive shall not, directly or indirectly:

                  (i) Solicit any employee or consultant of the Company to cease providing services to the Company, or to join another Company and thereby provide a reduced level of service to the Company; and

                  (ii) Solicit any customer of the Company to reduce the amount of business the customer does with the Company.

                  (iii) Should Executive breach this Section 17 at any time, the Company shall be entitled to cease making any and all payments to Executive.

            (b) During Executive's employment with the Company and continuing through and until the date that is one (1) year from the Separation Date, Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in competition with the Company (based on the business in which the Company was engaged or was actively planning on being engaged as of the date of termination of Executive's employment and in the geographic areas in which the Company operated or was actively planning on operating as of date of termination of Executive's employment); provided, that such provision shall not apply to the Executive's ownership of common stock of the Company or the acquisition by Executive, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control or, more than five percent of any class of capital stock of such corporation.

      18. OWNERSHIP OF DEVELOPMENTS. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Executive during the course of performing work for the Company or its clients (collectively, the "Work Product") shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by the Executive for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for the Company, the Executive agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest Executive may have in such Work Product. Upon the request of the Company, Executive shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

      19. BOOKS AND RECORDS. All books, records, and accounts relating in any manner to the customers or clients of the Company, whether prepared by Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

      20. ACKNOWLEDGEMENT BY EXECUTIVE. Executive acknowledges and confirms that
(a) the restrictive covenants contained in Sections 13, 17, 18 and 19 are reasonably necessary to protect the legitimate business interests of the Company, and (b) the restrictions contained in Sections 13, 17, 18 and 19 (including without limitation the length of the term of the provisions of Sections 13, 17, 18 and 19) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. Executive further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Sections 13, 17, 18 and 19 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. Executive acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of Sections 13, 17, 18 and 19. The Executive further acknowledges that the restrictions contained in Sections 13, 17, 18 and 19 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns. Solely for purposes of Sections 13, 17, 18 and 19, the term "Company" also shall include any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, the Company during the periods described herein. In the event that a court of competent jurisdiction shall determine that any provision of Sections 13, 17, 18 or 19 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Article 6 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law. It is recognized and hereby acknowledged by the parties hereto that a breach by Executive of any of the covenants contained in Sections 13, 17, 18 or 19 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Sections 13, 17, 18 or 19 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

      21. HEADINGS. The headings used herein are for reference only and shall not affect the construction of this Agreement.

      22. GOVERNING LAW; VENUE. This Agreement is executed and delivered in the State of Florida and shall be construed and enforced in accordance with the laws and decisions of that State, without reference to its choice of law rules. Each party hereby irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts of the State of Florida sitting in Palm Beach County, Florida and of the United States District Court for the Southern District of Florida for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby and each party agrees not to commence any action, suit or proceeding relating thereto except in such courts. Each party further agrees that any service of process, summons, notice or document by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in such courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      23. BEST EFFORTS. The parties agree to use their best efforts to give effect to the intent of this Agreement. Executive agrees to execute such instruments and documents as may be deemed necessary or desirable by the Company to give effect to the terms and conditions of this Agreement.

      24. COUNTERPARTS AND FACSIMILE. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A fax signature page shall be deemed the equivalent of an original for the purpose of effecting this Agreement.

      25. OWBPA DISCLOSURES. Executive hereby acknowledges, understands and agrees that:

            (a) Executive may have, and has had, at least twenty-one (21) days after receipt of this Agreement within which he may review and consider it, discuss it with an attorney of his own choosing, and decide to execute or not execute this Agreement;

            (b) Executive has seven (7) days after the execution of this Agreement within which he may revoke this Agreement;

            (c) In order to revoke this Agreement, Executive must deliver to the Company's General Counsel on or before seven (7) days after the execution of this Agreement, a letter stating that he is revoking this Agreement; and

            (d) This Agreement shall not become effective or enforceable until after the expiration of seven (7) days following the date Executive executes this Agreement.

      26. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of Executive releasing all of his claims. Both parties acknowledge that:

            (a) They have read this Agreement;

            (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel and financial advisors of their own choice or that they have voluntarily declined to seek such assistance;

            (c) They understand the terms and consequences of this Agreement and of the release it contains; and

            (d) They are fully aware of the legal and binding effect of this Agreement.

      27. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

      28. WAIVER OF JURY TRIAL. EXECUTIVE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR OTHERWISE IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

      29. ATTORNEYS FEES. In the event of any litigation between the parties to this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and court costs through both the trial level and any applicable appeals.




                             SIGNATURE PAGES FOLLOW

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


                                     By: /s/ David S. Gartner
                                        ---------------------
                                     David S. Gartner



                                     METROPOLITAN HEALTH NETWORKS, INC.

                                     By:  /s/ Michael M. Earley
                                          ---------------------
                                     Name: Michael M. Earley
                                     Title:Chairman and Chief Executive Officer

                                                                       EXHIBIT A

                                RELEASE OF CLAIMS

      This Release of Claims ("Release") is made and entered into by and between DAVID S. GARTNER, on behalf of himself and his agents, representatives, heirs, executors, administrators, survivors and assigns (hereinafter collectively "Executive") and METROPOLITAN HEALTH NETWORKS, INC., and each of its affiliates, subsidiaries, successors, and their respective employees, officers, directors, agents, legal representatives and assigns (hereinafter collectively the
"Company"). Executive and the Company are hereinafter referred to as the "Parties."

      For and in consideration of the mutual promises, covenants, and undertakings contained herein and for other good and sufficient consideration receipt of which is hereby acknowledged, the Parties agree to the terms of this Release as follows:

            1. This Release, and compliance with this Release, shall not be construed as an admission by either party of a violation of the rights or interests of the other party or of any other individual or entity; nor shall this Release and compliance with this Release be construed as an admission of a violation of any order, ruling, law, statute, regulation, contract or covenant, express or implied. The parties disclaim and deny any such violation and any liability that would be incurred as a result.

            2. Executive releases and discharges the Company, the Company's present and former officers, directors, employees, representatives, attorneys, agents, insurers, parent companies, subsidiaries, predecessors, affiliates, and successors from any and all claims, liabilities or obligations of every kind and nature, whether now known or unknown, suspected or unsuspected, which Executive ever had or now has, including but not limited to all claims arising out of or in connection with (i) his employment by the Company or termination of employment with the Company, including but not limited to any contention that Executive was discriminated or retaliated against, harassed, wrongfully terminated, constructively terminated or injured by the Company in any way or that the Company breached any agreement with Executive or other obligation to Executive, (ii) any illness, injury, impairment, or other physical, mental, psychological or other medical condition, any claim for benefits, including without limitation long term disability benefits, short term disability benefits, other disability benefits, and (iii) any other employment-related benefits, including but not limited to all claims for stock options or the value of any stock options. This release includes all federal, state, and non-U.S. statutory claims, federal, state, and non-U.S. common law claims (including those for contract and tort), and claims under any federal, state, or non-U.S. statute or ordinance, including, without limitation, the Employee Retirement Security Income Act of 1974, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964 (as amended), the Age Discrimination in Employment Act, 42 U.S.C. ss.1981, 42 U.S.C. ss. 1983, the Family Medical Leave Act, the United States Constitution and the Sarbanes-Oxley Act, 18 U.S.C. ss. 1514.

            3. The Company releases and discharges Executive from any and all claims, liabilities or obligations of every kind and nature, whether now known or unknown, suspected or unsuspected, which the Company ever had or now has, including but not limited to all claims arising out of or in connection with his employment by the Company. This release includes all federal, state, and non-U.S. statutory claims, federal, state and non-U.S. common law claims (including those for contract and tort), and claims under any federal, state, or non-U.S. statute or ordinance. Notwithstanding the above, nothing in this Release shall act as a waiver or release of any claims by the Company against Executive for the theft, misuse, or improper disclosure of the Company's confidential, proprietary and trade secret information.

            4. The Parties understand and expressly agree that except as provided in this Release and the Transition and Severance Agreement this Release extends to all claims arising prior to the date of their signing of this Release of every nature and kind whatsoever, whether known to them or not, except any rights or obligations created by this Release or the Transition and Severance Agreement.

      The parties have had the opportunity to consult with and be advised by counsel regarding the meaning and effect of this provision and agree voluntarily to waive their rights, except as described in this paragraph, and affirm their intention to release not only claims known but those unknown to them which arose or may arise out of Executive's employment with the Company or its termination, and they hereby do release all such known and unknown claims.

            5. The Parties hereto acknowledge that they: a) have carefully read and understood all of the terms and conditions of this Release; b) have discussed and reviewed this Release with their respective attorneys; c) agree with the terms and conditions of this Release; and d) enter into this Release voluntarily and knowingly. The Release's terms shall not be construed against the drafter.

            6. The Parties agree that this Release shall be final and binding upon the Parties, their successors, and assigns, and that any changes in this Release, whether by additions, deletions, waivers, amendments or modifications, may be made only in writing and signed by all Parties.

            7. The Parties agree that this Release sets forth the entire agreement between the Parties and supersedes any other understanding, promise or Release directly or indirectly related to it, except the Transition and Severance Agreement to which it is attached, which it does not supercede. The parties agree that, notwithstanding the terms of this Release, they will honor the terms of the Transition and Severance Agreement. Other than as provided by this Release, no promise or inducement has been offered to the respective parties.

            8. If any part of this Release shall be determined to be illegal, invalid or unenforceable, the remaining part shall not be affected thereby, and said illegal, unenforceable or invalid parts shall be deemed not to be a part of this Release.

            9. This Release is to be interpreted in accordance with Florida law without regard to its conflict of law provisions.

            10. Prior to execution of this Release, Executive and the Company have apprised themselves of sufficient information in order that they might intelligently exercise their own judgment concerning whether to sign it. The Company has informed Executive in writing to consult an attorney before signing this Release, and he has done so. The Company has also given Executive 21 days in which to consider this Release, if he wishes. Executive also understands that for a period of 7 days after he signs this Release he may revoke this Release and that the Release shall not become effective until the eighth day after he signs it. In order to revoke this Release, Executive must deliver to the Company's General Counsel, Roberto L. Palenzuela, on or before seven (7) days after the execution of this Agreement, a letter stating that he is revoking this Release. Should Executive revoke this Release, he will not be entitled to receive any benefits under the Transition and Separation Agreement to which this Release is attached as an Exhibit.

            11. The Parties represent that they have discussed thoroughly all aspects of this Release with their respective attorneys, fully understand all of the provisions of the Release, and are voluntarily entering into this Release.

            12. The Parties acknowledge that, except as expressly set forth herein, no representation of any kind or character has been made to induce the execution of this Release.

            13. This Release may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A faxed signature page shall be deemed the equivalent of an original for the purpose of effecting this Release.

            14. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Release and the person signing below on behalf of the Company warrants that he or she has the authority to bind the Company. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Release. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims released herein.

Dated: August 18, 2006


By:   /s/ David S. Gartner
   -------------------------------
                                          David S. Gartner



Dated: August 18, 2006


By:   /s/ Michael M. Earley
   -------------------------------
                                          Michael M. Earley
                                          Chief Executive Officer
                                          METROPOLITAN HEALTH NETWORKS, INC.